For additional information, contact:
	Joseph Stegmayer Chairman and CEO joes@cavco.com	Daniel Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2014 FOURTH QUARTER AND YEAR END RESULTS

PHOENIX, May 22, 2014 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the fourth quarter and year ended March 29, 2014.
Net revenue for the fourth quarter of fiscal year 2014 totaled $131.2 million, up 20.6% from $108.8 million for the fourth quarter of fiscal year 2013. Net income was $4.2 million for the fiscal 2014 fourth quarter compared to $3.0 million reported in the same quarter one year ago.
Net income attributable to Cavco stockholders for the fiscal 2014 fourth quarter was $4.2 million, compared to $1.4 million reported in the same quarter of the prior year. The prior year amount was net of $1.6 million of net income attributable to redeemable noncontrolling interest. As previously reported, Cavco purchased the noncontrolling interest during the second quarter of fiscal year 2014 and Cavco now owns 100% of its consolidated subsidiaries; accordingly all of the fiscal 2014 fourth quarter consolidated net income is attributable to Cavco stockholders. Net income per share based on basic and diluted weighted average shares outstanding for the quarter ended March 29, 2014 was $0.48 and $0.47, respectively, versus basic and diluted net income per share of $0.20 for the quarter ended March 30, 2013.
For the fiscal year ended March 29, 2014, net revenue increased 17.9% to $533.3 million from $452.3 million for fiscal year 2013. Net income attributable to Cavco stockholders for fiscal year 2014 was $16.2 million compared to $5.0 million last year. For fiscal year 2014, net income per share based on basic and diluted weighted average shares outstanding was $1.97 and $1.94, respectively, versus basic and diluted net income per share of $0.71 for the prior year period.
Commenting on the results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, “The execution of our strategic plans during the past five years positioned Cavco to benefit from the quite modest improvement the manufactured home industry experienced this past year. Fiscal 2014's net income attributable to common shareholders was also positively influenced by this year’s buyout of all noncontrolling interests related to past acquisitions. We are pleased to report that our improved annual financial results were from increased earnings in both our factory-built housing and financial services segments as homes sold increased 13.6% from the prior year.”
Mr. Stegmayer continued, "We were gratified to finish our fiscal year by being named the 2014 Manufacturer of the Year by the Manufactured Housing Institute, as voted by our peers in the factory-built home industry's national trade organization. This is the fifth consecutive year that we have been so honored. We appreciate the recognition the award brings to our company as we share this distinction with our valued employees, customers and vendors."

Cavco’s management will hold a conference call to review these results tomorrow, May 23, 2014, at 12:00 NOON (Eastern Daylight Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes and Palm Harbor Homes. The Company is also a leading producer of park model homes, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco’s mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; increased costs of healthcare benefits to employees; our ability to successfully integrate Fleetwood Homes, Palm Harbor, CountryPlace, Standard Casualty and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, CountryPlace, Standard Casualty and any future acquisition may adversely impact our liquidity; expansion of retail and manufacturing businesses and entry into new lines of business, namely manufactured housing consumer finance and insurance; our participation in certain wholesale and retail financing programs for the purchase of our products by industry retailers and consumers may expose us to additional risk of credit loss; governmental and regulatory disruption; information technology failures and data security breaches; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2013 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 29, 2014	March 30, 2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$72,949	$47,823
Restricted cash, current	7,213	6,773
Accounts receivable, net	20,766	18,710
Short-term investments	8,289	6,929
Current portion of consumer loans receivable, net	19,893	20,188
Current portion of inventory finance notes receivable, net	2,941	3,983
Inventories	69,729	68,805
Assets held for sale	1,130	4,180
Prepaid expenses and other current assets	12,623	10,267
Deferred income taxes, current	12,313	6,724
Total current assets	227,846	194,382
Restricted cash	1,188	1,179
Investments	17,165	10,769
Consumer loans receivable, net	78,391	90,802
Inventory finance notes receivable, net	18,367	18,967
Property, plant and equipment, net	48,227	46,223
Goodwill and other intangibles, net	78,055	79,435
Deferred income taxes	—	2,742
Total assets	$469,239	$444,499
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,287	$14,118
Accrued liabilities	73,519	62,718
Current portion of securitized financings	10,187	10,169
Total current liabilities	98,993	87,005
Securitized financings	59,865	72,118
Deferred income taxes	19,948	16,492
Redeemable noncontrolling interest	—	91,994
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 8,844,824 and 6,967,954 shares, respectively	88	70
Additional paid-in capital	232,081	135,053
Retained earnings	57,828	41,590
Accumulated other comprehensive income	436	177
Total stockholders’ equity	290,433	176,890
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$469,239	$444,499

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 29, 2014	March 30, 2013	March 29, 2014	March 30, 2013
Net revenue	$131,209	$108,832	$533,339	$452,300
Cost of sales	102,577	84,814	413,856	351,945
Gross profit	28,632	24,018	119,483	100,355
Selling, general and administrative expenses	21,357	18,913	87,938	79,313
Income from operations	7,275	5,105	31,545	21,042
Interest expense	(1,174)	(1,317)	(4,845)	(5,973)
Other income	432	380	1,105	1,579
Income before income taxes	6,533	4,168	27,805	16,648
Income tax expense	(2,323)	(1,191)	(9,099)	(6,351)
Net income	4,210	2,977	18,706	10,297
Less: net income attributable to redeemable noncontrolling interest	—	1,585	2,468	5,334
Net income attributable to Cavco common stockholders	$4,210	$1,392	$16,238	$4,963

Comprehensive income:
Net income	$4,210	$2,977	$18,706	$10,297
Unrealized gain on available-for-sale securities, net of tax	272	250	82	238
Comprehensive income	4,482	3,227	18,788	10,535
Comprehensive income attributable to redeemable noncontrolling interest	—	1,710	2,392	5,453
Comprehensive income attributable to Cavco common stockholders	$4,482	$1,517	$16,396	$5,082

Net income per share attributable to Cavco common stockholders:
Basic	$0.48	$0.20	$1.97	$0.71
Diluted	$0.47	$0.20	$1.94	$0.71
Weighted average shares outstanding:
Basic	8,841,943	6,967,954	8,262,688	6,956,706
Diluted	9,019,603	7,040,916	8,379,024	7,027,204

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	March 29, 2014	March 30, 2013	March 29, 2014	March 30, 2013
Net revenue:
Factory-built housing	$119,548	$97,272	$485,897	$408,094
Financial services	11,661	11,560	47,442	44,206
Total net revenue	$131,209	$108,832	$533,339	$452,300

Capital expenditures	$594	$192	$2,265	$755
Depreciation	$691	$622	$2,620	$2,530
Amortization of other intangibles	$345	$344	$1,380	$1,480

Factory-built homes sold:
by Company owned retail sales centers	513	464	2,127	1,933
to independent retailers, builders, communities & developers	1,810	1,712	7,410	6,465
Total factory-built homes sold	2,323	2,176	9,537	8,398

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